Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 28, 2005 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, of Intellisync Corporation, which appears in Intellisync Corporation’s Annual Report on Form 10-K for the year ended July 31, 2005.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
November 22, 2005